Exhibit 99

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (this “Agreement”), is entered into as of February 4, 2007, by and between NETtime Solutions, LLC, an Arizona limited liability company (“NETtime Solutions”), and NETtime Solutions, Inc., a Nevada corporation (“NETtime-NV”), and its wholly-owned subsidiaries, NETtime Solutions, Inc., an Arizona corporation (NETtime-AZ), and NetEdge Devices, LLC, an Arizona limited liability company (“NetEdge” and together with NETtime- AZ, the “Subsidiaries”).

RECITALS

A.            NETtime-NV, through the Subsidiaries, conducts a business that involves developing and marketing a line of time and labor management software products (the “Business”).

B.            Certain officers, directors and shareholders of NETtime-NV, as listed on Exhibit A attached hereto (the “Contributors”), desire to acquire the Assets (defined below) in respect of or used in the Business.

C.            NETtime Solutions is an Arizona limited liability company formed for the purpose of acquiring the Business.

D.            Pursuant to that certain Limited Liability Company Agreement, dated as of the date hereof, entered into by and among NETtime Solutions and the Contributors, the Contributors contributed an aggregate of 6,478,693 shares of the issued and outstanding common stock of NETtime-NV held by them (the “Contributed Shares”) to NETtime Solutions in exchange for 100% of the membership interests in NETtime Solutions.

E.             NETtime Solutions desires to acquire the Business and NETtime-NV and the Subsidiaries (together, the “Sellers”) desire to sell the same, subject to the terms and conditions of this Agreement.

In consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, NETtime Solutions and the Sellers agree as follows:

ARTICLE I
SALE OF ASSETS BY NETTIME

1.1           Sale of the Assets.

1.1.1        Except as disclosed on Schedule 1.1 hereto, and subject to the terms and conditions of this Agreement, effective as of the close of business on the Closing Date (as defined below), the Sellers shall sell, convey, assign, transfer, and deliver to NETtime Solutions, and NETtime Solutions shall purchase and acquire from the Sellers, free and clear of any Encumbrances other than Permitted Encumbrances, all of the assets, properties, and business of every kind and description; wherever located; real, personal, or mixed; tangible or intangible; owned or held; or used primarily in the conduct of the Business by the Sellers, as the same shall exist on the date of this Agreement not disposed of in the ordinary course of business, and all assets and property thereafter acquired by the Sellers in respect of or used in the Business immediately prior to the Closing Date (collectively, the “Assets”).  Notwithstanding the foregoing, the transfer of the assets pursuant to this Agreement (the “Asset Sale”) shall not include the assumption of any liability related to the Assets unless NETtime Solutions expressly assumes such liability pursuant to Section 1.4.

1.1.2        Notwithstanding any provision of this Agreement or any Conveyance Instrument to the contrary, NETtime Solutions is acquiring only the Assets and is not acquiring any other asset of the Sellers, and all such other assets shall be retained by NETtime-NV (all of such assets not being acquired hereinafter are set forth in Schedule 1.1, and referred to as the “Excluded Assets”)

1.2           Consideration.  The consideration for the Assets (the “Purchase Price”) will be (a) One Million Forty Two Thousand Dollars ($1,042,000) and (b) the assumption of all of NETtime Solution’s indebtedness existing as of the closing, including, without limitation, $500,000 of trade payables and $1,500,000 of short and long-term notes (the “Assumed Liabilities”). The Purchase Price shall be delivered by NETtime Solutions to the Sellers as follows:

1.2.1        The Contributed Shares shall be delivered to the Sellers at Closing.

1.2.2        An unsecured promissory note in the aggregate principal amount of Two Hundred Thousand Dollars ($200,000) shall be delivered to the Sellers at Closing.

1.3           Conveyance Instruments.  In order to effectuate the contribution of the Assets as contemplated by this Article 1, NETtime-NV has, or will hereafter, execute and deliver, or cause to be executed and delivered, all such documents or instruments of assignment, transfer, or conveyance (collectively, the “Conveyance Instruments” and together with this Agreement, the “Transaction Documents”), as the parties shall reasonably deem necessary or appropriate, to vest in or confirm title to the Assets to NETtime Solutions.

1.4           Assumed Liabilities.  Subject to the terms and conditions of this Agreement, in reliance on the representations, warranties, covenants, and agreements of the parties contained herein, NETtime Solutions hereby assumes and agrees to pay, discharge, or fulfill all of the liabilities and obligations arising out of or relating to the Assets and/or the Business existing as of the Closing, excluding those liabilities relating to any contract breaches existing as of the Closing (the “Assumed Liabilities”).

1.5           Excluded Liabilities.  Notwithstanding any provision of this Agreement or any Conveyance Instrument to the contrary, NETtime Solutions is assuming only the Assumed Liabilities and is not assuming any other liability or obligation of the Sellers (or any predecessor owner of all or part of its business and assets) of whatever nature whether presently in existence of arising hereafter, and all such other liabilities and obligations shall be retained by and remain liabilities of the Sellers (all of such liabilities and obligations not being assumed hereinafter are set forth in Schedule 1.5, and referred to as the “Excluded Liabilities”).

1.6           Allocation.  The Purchase Price shall be allocated in accordance with Schedule 1.6.  In any proceeding related to the determination of any Tax, neither NETtime Solutions nor NETtime-NV shall contend or represent that such allocation is not a correct allocation.

ARTICLE II
EVENTS OCCURRING ON THE CLOSING DATE

2.1           Closing Date.  The transactions contemplated in Article I of this Agreement shall occur (the “Closing”) effective as of February 4, 2008 (the “Closing Date”).

2.2           Deliveries by the Sellers.  On the Closing Date, the Sellers shall deliver to NETtime Solutions the following:

2.2.1        Appropriately executed copies of each Transaction Document to which it is a party, and such other documents as NETtime Solutions shall have reasonably requested to demonstrate compliance with, and in the furtherance of the transactions contemplated by, this Agreement;

2.2.2        The executed counterpart copies of all consents, approvals, authorizations, and permits, if any, from third parties referred to in Section 5.3 hereof.

2.3           Deliveries by NETtime Solutions.  On the Closing Date, NETtime Solutions shall deliver to the Sellers appropriately executed copies of each Transaction Document to which it is a party, and such other documents as the Sellers shall have reasonably requested to demonstrate compliance with, and in the furtherance of the transactions contemplated by, this Agreement.

2.3.2        NETtime-NV Debt.  Upon the closing the transactions contemplated hereby, NETtime Solutions shall assume the Assumed Liabilities.

2.3.3        NETtime-NV Name.  Promptly following the closing of the transactions contemplated by this Agreement, NETtime-NV shall effect a change in the corporate names of NETtime-NV and NETtime-AZ, and that the new corporate names will not include the words “Net”, “Time”, or “NETtime”, or any combination or rephrasing of such words. Sellers may continue to use its existing corporate names until such corporate name change is effective.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF SELLERS

3.1           Organization.  NETtime-NV is a corporation that is validly existing, and in good standing under the laws of the State of Nevada, with the power and authority to own, lease, and operate its properties and to carry on its business as now being conducted.  NETtime-AZ is a corporation that is validly existing, and in good standing under the laws of Arizona, with the power and authority to own, lease, and operate its properties and to carry on its business as now being conducted.  NetEdge is a limited liability company that is validly existing, and in good standing under the laws of the State of Arizona, with the power and authority to own, lease, and operate its properties and to carry on its business as now being conducted.

3.2           Authority; Enforceability.  Each of the Sellers has full power and authority to consummate the Asset Sale contemplated in the Transaction Documents. The execution and delivery by each of the Sellers of the Transaction Documents to which it is a party and the consummation by each of the Sellers of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate or similar organizational action. Each Seller has duly executed and delivered each Transaction Document to which it is a party, and each Transaction Document to which it is a party constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally or equitable principles relating to or limiting creditors’ rights generally.

3.3           No Violations.  Except for the filing with the SEC of (a) a proxy statement relating to the approval by the stockholders of NETtime-NV of the principal terms of this Agreement and the transactions contemplated hereby (the “Proxy Statement”) and (b) such reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby, neither the execution nor delivery of this Agreement, nor the consummation of the transactions contemplated hereby:

3.3.1        Requires any filing or registration with, or consent, authorization, approval, or permit of, any governmental or regulatory authority on the part of the Sellers;

3.3.2        Violates or will violate (i) any order, writ, injunction, judgment, decree, or award of any court or governmental or regulatory authority, or (ii) to the knowledge of the Sellers, any law of any governmental or regulatory authority to which the Sellers or any of their respective properties or assets are subject;

3.3.3        Violates or will violate, or conflicts with or will conflict with, any provision of, or constitutes a default under, the Certificate or Articles of Incorporation or the Bylaws or Operating Agreement, as applicable, of any of the Sellers; or

3.3.4        Violates or breaches or constitutes a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or give rise to a right to terminate, any mortgage, contract, agreement, deed of trust, license, lease, or other instrument, arrangement, commitment, obligation, understanding, or restriction of any kind to which any of the Sellers is a party or by which any of their respective properties may be bound, or (ii) will cause, or give any person grounds to cause, to be accelerated (with notice or lapse of time or both) the maturity of, or will increase, any liability or obligation of any of the Sellers which violation, breach, default, liability, or obligation, individually or in the aggregate, is or would be material to the business or financial condition of any of the Sellers or the Business taken as a whole.

3.4           Patents, Trademarks, and Similar Rights.

3.4.1        Schedule 3.4 contains a list of all patents, copyrights, trademarks, trade names, technology, know-how, processes, trade secrets, inventions, proprietary data, formulae, research and development data, computer software programs, and other intangible property, and any applications for the same, used in the Business and all goodwill associated with such intangible property (collectively, the “Intangible Property”); owned by the Sellers and used primarily in the Business and a list of all licenses and other agreements relating to Intangible Property that the Sellers are licensed or authorized to use by others in connection with the Business.

3.4.2        The Sellers have the sole and exclusive right to use the Intangible Property and the consummation of the transactions contemplated by this Agreement will not alter or impair any such rights and will result in NETtime Solutions having the sole and exclusive right to use all such Intangible Property used primarily in the Business;

3.4.3        No claims have been asserted by any person or entity for the use of any such Intangible Property or challenging or questioning the validity or effectiveness of any such license or agreement, and the Sellers have no knowledge of any valid basis for any such claim; and

3.4.4        To the knowledge of the Sellers, the use of such Intangible Property by the Sellers does not infringe on the rights of any person or entity.

3.5           Title to Assets; Encumbrances.  The Sellers own good and transferable title to all Assets free and clear of any Encumbrances other than those described in Schedule 3.5.  NETtime-NV warrants to NETtime Solutions that, at the time of the Closing, all Assets shall be free and clear of all Encumbrances other than those identified on Schedule 3.5 as acceptable to NETtime Solutions (“Permitted Encumbrances”).

3.6           Brokers or Finders.  The Sellers have not employed any agent, broker, investment banker, financial advisor or other firm or Person who is or may be entitled to any broker’s or finder’s fee or any other commission or similar fee in connection with any of the contemplated transactions hereunder.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF NETTIME SOLUTIONS

4.1           Organization.  NETtime Solutions is a limited liability company that is validly existing, and in good standing under the laws of the State of Arizona, with the organizational power and authority to own, lease, and operate its properties and to carry on its business as now being conducted.

4.2           Authority; Enforceability.  NETtime Solutions has full power and authority to consummate the transactions contemplated in the Transaction Documents. The execution and delivery by NETtime Solutions of the Transaction Documents to which it is a party and the consummation by the NETtime Solutions of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate action. NETtime Solutions has duly executed and delivered each Transaction Document to which it is a party, and each Transaction Document to which it is a party constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms except as enforcement may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally or equitable principles relating to or limiting creditors’ rights generally.

4.3           No Violations.  Neither the execution or delivery of this Agreement, nor the consummation of the transactions contemplated hereby:

4.3.1        Requires any filing or registration with, or consent, authorization, approval, or permit of, any governmental or regulatory authority on the part of NETtime Solutions;

4.3.2        Violates or will violate (i) any order, writ, injunction, judgment, decree, or award of any court or governmental or regulatory authority, or (ii) to the knowledge of NETtime Solutions, any law of any governmental or regulatory authority to which NETtime Solutions or any of its properties or assets are subject;

4.3.3        Violates or will violate, or conflicts with or will conflict with, any provision of, or constitutes a default under, the Certificate of Formation or the Operating Agreement of NETtime Solutions; or

4.3.4        Violates or breaches or constitutes a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or give rise to a right to terminate, any mortgage, contract, agreement, deed of trust, license, lease, or other instrument, arrangement, commitment, obligation, understanding, or restriction of any kind to which NETtime Solutions is a party or by which its properties may be bound, or (ii) will cause, or give any person grounds to cause, to be accelerated (with notice or lapse of time or both) the maturity of, or will increase, any liability or obligation of NETtime Solutions which violation, breach, default, liability, or obligation, individually or in the aggregate, is or would be material to the business or financial condition of the NETtime Solutions.

4.4           Brokers or Finders.  NETtime Solutions has not employed any agent, broker, investment banker, financial advisor or other firm or Person who is or may be entitled to any broker’s or finder’s fee or any other commission or similar fee in connection with any of the contemplated transactions hereunder.

ARTICLE V
COVENANTS OF THE PARTIES

5.1           Interim Operations of the Sellers.  Each of the Sellers covenants and agrees that, after the date of this Agreement and prior to the Closing Date, except as may otherwise be agreed upon by the parties to this Agreement, it shall not (a) enter into, modify, amend or terminate any material contract, or waive, release or assign any material rights or claims, (b) incur any material liability or material indebtedness, or (c) sell, transfer, lease, license or otherwise dispose of all or any of the Assets, or otherwise permit the Assets to become subject to any Encumbrances, excluding Encumbrances set forth on Schedule 3.5.

5.2           Stockholder Consent.  NETtime-NV shall, as promptly as practicable following the execution of this Agreement, establish a record date for, duly call, give notice of, convene and hold a meeting of its stockholders, or solicit the written consent of stockholders holding the requisite number of shares of NETtime-NV’s common stock, to approve the principal terms of this Agreement and the Transactions.  NETtime-NV shall, through its Board of Directors, recommend to its stockholders approval of the principal terms of this Agreement and the transactions contemplated hereby and shall include such recommendation in the Proxy Statement; provided, however, that no director or officer of NETtime-NV shall be required to violate any fiduciary duty or other requirement imposed by law in connection therewith.

5.3           Permits; Consents.

5.3.1        Each of the Sellers (i) has maintained in full force and effect and renewed, when required, all permits, licenses, certificates, approvals or authorizations necessary for the conduct of the Business (“Permits”), and (ii) has obtained or will obtain at the earliest practicable date hereafter all consents, approvals, governmental filings, authorizations, and Permits necessary for (A) the consummation of the transactions contemplated by this Agreement, and (B) the continued conduct of the Business by NETtime Solutions after the Closing Date as it is presently conducted by the Sellers, and delivers herewith or will deliver when obtained hereafter to NETtime Solutions copies of each such consent, approval, governmental filing, authorization, and Permit.

5.3.2        To the extent that any of the contracts, leases, agreements, Permits, plans, commitments, purchase orders, or other binding arrangements relating to the Assets (“Contracts”) cannot be assumed by or assigned to NETtime Solutions without the consent of another party, and such consent has not been obtained as of the Closing Date, each of the parties hereto agrees to cooperate with the other in any reasonable arrangement designed to enable the Sellers to perform their obligations under, and to provide for NETtime Solutions the benefits of, any such Contracts, including enforcement, for the account of NETtime Solutions, of any and all rights of the Sellers against the other party thereto arising out of the breach or cancellation thereof by such other party or otherwise.  The Sellers will promptly pay to NETtime Solutions when received all monies received by the Sellers under any such Contracts following the Closing.

5.4           Proxy Statement.  NETtime-NV has prepared and filed a Proxy Statement with the SEC.  NETtime-NV shall use its reasonable best efforts to secure the consent of the stockholders of NETtime-NV to the transactions contemplated hereby.

5.5           Employee Matters.

5.5.1        NETtime Solutions shall offer employment with NETtime Solutions to each employee of NETtime-NV or the Subsidiaries engaged primarily in the Business (such employees are hereinafter referred to as the “Business Employees”) who on the Closing Date is actively employed by NETtime-NV or the Subsidiaries or who was actively employed by NETtime-NV or any of the Subsidiaries or who was actively employed by NETtime-NV or any of the Subsidiaries, but is on authorized leave of absence, military service, or layoff with recall rights as of the Closing Date, but shall exclude any other inactive or former Business Employee, including any person who is on short-term or long-term disability or who has terminated his or her employment, retired, or died on or before the Closing Date.  All such Business Employees who are offered employment by NETtime Solutions and who accept such employment shall be collectively referred to as the “Transferred Employees.”

5.5.2        NETtime Solutions covenants and agrees to assume all responsibility and liability with respect to the vested accrued benefits (including any claims with respect to any medical benefits that were incurred but not reported prior to the Closing Date as of the Closing Date) of the Transferred Employees (including any beneficiary or dependent thereof) under NETtime-NV employee welfare benefit plans, employee pension benefit plans, and employee fringe benefit arrangements and any other liabilities or obligations relating to NETtime-NV employee benefits or compensation, for periods ending on or prior to the Closing Date.

5.5.3        Benefit Plans.    Upon or as soon as practicable after the Closing Date, NETtime Solutions shall establish such benefit programs for the benefit of its employees, including the Transferred Employees, as it determines are consistent with industry practice.

5.5.4        No Limitations.    Nothing in this Article 5 shall be construed to limit the right of NETtime Solutions to amend or terminate any benefit plan or to modify any compensation arrangement after the Closing Date or to terminate any employee for any reason at any time (subject to the provisions of any written employment contracts entered into between NETtime Solutions and such employee) following the Closing Date.

5.6           Resignations; Elections.    At the Closing, NETtime-NV and the Subsidiaries will deliver: (a) the applicable written resignations of the directors and officers of NETtime-NV and the Subsidiaries, together with a release of NETtime-NV and the Subsidiaries executed by each such person in the form of Exhibit A attached hereto, and (b) resolutions appointing directors to fill such vacancies on the Board of Directors of NETtime-NV.

5.7           Negotiation of Alternative Transaction.  Between the date of this Agreement and the Closing Date, neither NETtime-NV, the Subsidiaries nor any of their officers, directors, employees, shareholders, agents or advisors shall solicit, initiate, furnish information relating to or participate in any discussions or negotiations with any Person concerning the sale or other disposition of all or substantially all of the capital stock of NETtime-NV or the Subsidiaries, or a merger, consolidation, or sale of all or substantially all of the assets, or any material assets, of NETtime-NV or the Subsidiaries.  Notwithstanding the foregoing, NETtime-NV may engage in discussions with third parties for the sole purpose of the sale of NETtime-NV as a corporate shell and without any of the Assets if and only if the terms would include the consummation of the transactions in accordance with the terms of this Agreement and such transaction will not delay either the solicitation of shareholder consent in favor of this Agreement or the consummation of the transactions contemplated hereby

5.8           Best Efforts.  Prior to the Closing, upon the terms and subject to the conditions of this Agreement, NETtime Solutions, NETtime-NV and the Subsidiaries shall use their respective reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done and cooperate with each other in order to do, all things necessary, proper or advisable (subject to any applicable laws) to consummate the Closing and the transactions contemplated hereby as promptly as practicable including, but not limited to the preparation and filing of all forms, registrations and notices required to be filed to consummate the Closing and the transactions contemplated hereby, and the taking of such actions as are necessary to obtain any requisite approvals, authorizations, consents, orders, licenses, permits, qualifications, exemptions or waivers by any Person.  In addition, no party hereto shall take any action after the date hereof that could reasonably be expected to materially delay the obtaining of, or result in not obtaining, any permission, approval or consent from any Person required to be obtained prior to Closing.

5.9           Cooperation on Tax Matters.   NETtime-NV and NETtime Solutions shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with any audit, litigation, or other proceeding with respect to Taxes.  Such cooperation shall include the retention and (upon the other party’s request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.  NETtime Solutions and NETtime-NV time agree (a) to retain all books and records which are relevant to the determination of the Tax liabilities pertinent to the Assets until the expiration of the applicable statute of limitations and to abide by all record retention agreements entered into with any Taxing Authority, and (b) to give the other party reasonable written notice prior to destroying or discarding any such books and records and, if the other party so requests, NETtime Solutions or NETtime-NV, as the case may be, shall allow the other party to take possession of such books and records.

ARTICLE VI
CONDITIONS TO CLOSING

6.1           Conditions to Each Party’s Obligation to Close. The respective obligation of each party to effect the Closing shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions:

6.1.1        Stockholder Approval. The requisite number of stockholders of NETtime-NV shall have approved the Agreement and the transactions contemplated hereunder.

6.2           Conditions to NETtime Solutions’ Obligation to Close. The obligations of NETtime Solutions to consummate the Closing shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions (which conditions may be waived by NETtime Solutions at its sole and absolute discretion):

6.2.1        Consents Obtained. All consents and approvals of any Person necessary to the consummation of the Closing and the transactions contemplated hereby shall have been obtained;

6.2.2        Resignations and Releases.  NETtime Solutions shall have received the resignations of the officers and directors of NETtime-NV and the Subsidiaries and the releases contemplated by Section 5.6.

6.2.3        Material Adverse Change. There shall not have occurred any material adverse change (or any development that, insofar as reasonably can be foreseen, is reasonably likely to result in any material adverse change) in the consolidated financial condition, businesses, results of operations or prospects of NETtime-NV and the Subsidiaries taken as a whole;

6.2.4        Representations and Warranties. All of the representations and warranties of NETtime-NV and the Subsidiaries set forth in this Agreement that are qualified as to materiality shall be true and complete in all respects and any such representations and warranties that are not so qualified shall be true and complete in all material respects, in each case as of the date of this Agreement and as of the Closing Date;

6.2.5        Breach. Neither NETtime-NV nor the Subsidiaries shall have failed to perform in any material respect any material obligation or to comply in any material respect with any agreement or covenant of NETtime-NV or the Subsidiaries to be performed or complied with by it under this Agreement.

6.2.6        Officer’s Certificate.  NETtime-NV and the Subsidiaries shall have delivered to NETtime Solutions at the Closing a certificate signed by the president of NETtime-NV and the Subsidiaries, dated the Closing Date, in form and substance satisfactory to NETtime Solutions, to the effect that, as of the Closing Date, (a) all of the representations and warranties of NETtime-NV set forth in this Agreement that are qualified as to materiality are true and complete, (b) all such representations and warranties that are not so qualified are true and complete in all material respects, (c) NETtime-NV and the Subsidiaries have performed all obligations required under this Agreement to be performed by it at or prior to the Closing, and (d) there has not occurred any material adverse change (or any development that, insofar as reasonably can be foreseen, is reasonably likely to result in any material adverse change) in the consolidated financial condition, businesses, results of operations or prospects of NETtime-NV and the Subsidiaries, taken as a whole, or on the Assets.

6.3           Conditions to NETtime-NV’s and the Subsidiaries’ Obligations to Close. The obligations of NETtime-NV to consummate the Closing shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions (which conditions may be waived by NETtime-NV at its sole and absolute discretion):

6.3.1        Fairness Opinion.  Source Capital Group shall have issued its fairness opinion, which fairness opinion shall provide that the consideration to be received by NETtime-NV and the Subsidiaries under the terms of this Agreement are fair to NETtime-NV and the Subsidiaries.

6.3.2        Representations and Warranties. All of the representations and warranties of NETtime Solutions set forth in this Agreement that are qualified as to materiality shall be true and complete in all respects and any such representations and warranties that are not so qualified shall be true and complete in all material respects, in each case as of the date of this Agreement and as of the Closing Date;

6.3.3        Breach. NETtime Solutions shall not have failed to perform in any material respect any material obligation or to comply in any material respect with any agreement or covenant of NETtime Solutions to be performed or complied with by it under this Agreement; and

6.3.4        Officer’s Certificate. NETtime Solutions shall have delivered to NETtime-NV at the Closing a certificate signed by the manager of NETtime Solutions, dated the Closing Date, in form and substance satisfactory to NETtime-NV, to the effect that, as of the Closing Date, (a) all of the representations and warranties of NETtime Solutions set forth in this Agreement that are qualified as to materiality are true and complete, (b) all such representations and warranties that are not so qualified are true and complete in all material respects, and (c) NETtime Solutions has performed all obligations required under this Agreement to be performed by it at or prior to the Closing.

ARTICLE VII
TERMINATION

7.1           Termination.  The transaction contemplated hereby may be terminated or abandoned at any time prior to the Closing Date:

7.1.1        By the mutual written consent of NETtime Solutions and NETtime-NV.

7.1.2        By either NETtime Solutions or NETtime-NV on or after February 15, 2008, if the Closing shall not have occurred by such date, and if the failure of the Closing to occur is not the result of a breach of a representation, warranty or covenant by any party hereto.

7.1.3        By NETtime-NV if: (a) NETtime Solutions shall have breached in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach cannot be or has not been cured within 30 days after the giving of written notice by NETtime-NV to NETtime Solutions specifying such breach; or (b) the conditions set forth in Section 6.3 are not satisfied or otherwise waived on or prior to February 15, 2008.

7.1.4        By NETtime Solutions if: (a) NETtime-NV or the Subsidiaries shall have breached any representation, warranty, covenant or other agreement contained in this Agreement, which breach cannot be or has not been cured within 30 days after the giving of written notice by NETtime Solutions to NETtime-NV specifying such breach, or (b) the conditions set forth in Section 6.2 are not satisfied or otherwise waived on or prior to February 15, 2008.

7.2           Effect of Termination.  In the event of termination of this Agreement by either NETtime Solutions or NETtime-NV as provided in Section 7.1 above, this Agreement shall forthwith terminate, and there shall be no liability on the part of NETtime Solutions, or on the part of NETtime-NV or the Subsidiaries, except liabilities arising from a breach of this Agreement prior to such termination.

ARTICLE VIII
INDEMNIFICATION

8.1           Indemnification Obligations.  NETtime-NV and the Subsidiaries shall jointly and severally indemnify, defend and hold harmless the NETtime Solutions Indemnified Persons for, from and against and in respect of all Losses:

8.1.1        that arise out of any breach by NETtime-NV or the Subsidiaries of their respective representations and warranties contained in or made pursuant to this Agreement;

8.1.2        that arise out of any breach by NETtime-NV or the Subsidiaries of their respective covenants or agreements contained in or made pursuant to this Agreement;

8.1.3        related to Excluded Liabilities; and

8.1.4        that arise from the failure to obtain any required consent (with respect to the assignment of the Contracts) in connection with the transactions contemplated hereby.

8.2           Indemnification Procedures.  NETtime Solutions shall give NETtime-NV prompt notice of any third-party claim that may give rise to any indemnification obligation under this Article VIII, together with the estimated amount of such claim, and NETtime-NV shall, with the approval of NETtime Solutions which shall not be unreasonably withheld, have the right to assume the defense at NETtime-NV’s expense of any such claim through counsel of NETtime-NV’s own choosing by so notifying NETtime Solutions within 30 days of the first receipt by NETtime-NV of such notice from NETtime Solutions; provided, however, that any such counsel shall be reasonably satisfactory to NETtime Solutions.  If, under applicable standards of professional conduct, a conflict with respect to any significant issue between any NETtime Solutions Indemnified Person and NETtime-NV exists in respect of such third-party claim, NETtime-NV shall pay the reasonable fees and expenses of such additional counsel as may be required to be retained in order to eliminate such conflict. NETtime-NV shall be liable for the fees and expenses of counsel employed by NETtime Solutions for any period during which NETtime-NV has not assumed the defense of any such third-party claim (other than during any period in which NETtime Solutions will have failed to give notice of the third-party claim as provided above).  If NETtime-NV assumes such defense, NETtime Solutions shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by NETtime-NV, it being understood that NETtime-NV shall control such defense.  If NETtime-NV chooses to defend or prosecute any third-party claim, NETtime Solutions shall agree to any reasonable settlement, compromise or discharge of such third-party claim that NETtime-NV may recommend and that, by its terms, discharges NETtime Solutions and the NETtime Solutions Indemnified Persons from the full amount of liability in connection with such third-party claim; provided, however, that, NETtime-NV shall not consent to, and NETtime Solutions shall not be required to agree to, the entry of any judgment or enter into any settlement that (i) provides for injunctive or other non-monetary relief affecting NETtime Solutions or any Affiliate of NETtime Solutions or (ii) does not include as an unconditional term thereof the giving of a release from all liability with respect to such claim by each claimant or plaintiff to each NETtime Solutions Indemnified Person that is the subject of such third-party claim.

ARTICLE IX
DEFINITIONS

9.1           Definitions.  For the purpose of this Agreement, the following terms have the following meanings:

9.1.1        “Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated under the Exchange Act.

9.1.2        “Encumbrances” shall mean any and all liens, charges, security interests, options, claims, mortgages, pledges, proxies, voting trusts or agreements, obligations, understandings or arrangements or other restrictions on title, transfer or use of any nature whatsoever other than liens for taxes, assessments or other governmental charges which were incurred in the ordinary course of business and are not due and payable.

9.1.3        “Exchange Act” means the Securities Exchange Act of 1934, as amended.

9.1.4        “Losses” shall mean any and all losses, liabilities, claims, diminution of value, damages, judgments, settlements and expenses (including interest and penalties recovered by a third party with respect thereto and reasonable attorneys’ fees and expenses and reasonable accountants’ fees and expenses incurred in the investigation or defense of any of the same or in asserting, preserving or enforcing any of the rights of NETtime Solutions arising under ARTICLE VIII) incurred by any of the NETtime Solutions Indemnified Persons.

9.1.5        “NETtime Solutions Indemnified Persons” means NETtime Solutions, its Affiliates and each of its officers, directors, members, managers, employees, agents and representatives.

9.1.6        “Person” means an individual, a corporation, a partnership, an association, a trust or other entity or organization, and any governmental authority, including any federal, state, local or foreign government department, regulatory agency, authority, commission, board, tribunal or court or other law, rule or regulation-making entity.

9.1.7        “SEC” means the Securities and Exchange Commission.

9.1.8        “Tax” means (i) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, franchise, capital, paid-up capital, profits, greenmail, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty, or other tax, governmental fee, or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax, or additional amount imposed by any governmental authority (a “Taxing Authority”) responsible for the imposition of any such tax (domestic or foreign), and (ii) liability for the payment of any amounts of the type described in (i) as a result of any express obligations to indemnify any other Person.

ARTICLE X
MISCELLANEOUS PROVISIONS

10.1         Amendment and Modification.  This Agreement may be amended, modified or supplemented only by written agreement of the parties hereto.

10.2         Survival.  The covenants, agreements, representations, and warranties of the parties hereto contained herein or in any certificate or other writing delivered pursuant hereto or in connection herewith shall survive the Closing Date.

10.3         Waiver of Compliance; Consents.  Any failure of a party to comply with any obligation, covenant, agreement or condition herein may be waived by the other party, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

10.4         Assignment.  This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.  Any party may assign any of its rights hereunder but only with the consent of the other party hereto, which consent shall not be unreasonably withheld, but no such assignment shall relieve it or its obligations hereunder.  Nothing in this Agreement, expressed or implied, is intended or shall be construed to confer upon any person other than the parties, any successors and permitted assigns, any rights, remedy, or claim under or by reason of this Agreement or any provisions herein contained.

10.5         Expenses, Transfer Taxes, Etc.  All fees and expenses (including all fees of counsel, actuaries, and accountants) incurred by any party in connection with the negotiation and execution of this Agreement shall be borne by NETtime-NV.

10.6         Further Assurances.  From time to time, at the request of NETtime-NV or NETtime Solutions and without further consideration, each party, at its own expense, will execute and deliver such other documents, and take such other action, as NETtime-NV or NETtime Solutions may reasonably request in order to consummate more effectively the transactions contemplated hereby and to vest in NETtime Solutions good and marketable title to the Assets.  NETtime-NV hereby constitutes and appoints, effective as of the Closing Date, NETtime Solutions and its successors and permitted assigns as the true and lawful attorney of NETtime-NV with full power of substitution in the name of NETtime Solutions or in the name of NETtime-NV, but for the benefit of NETtime Solutions, to collect for the account of NETtime Solutions any items of Assets and to institute and prosecute all proceedings which NETtime Solutions may in its reasonable discretion deem proper in order to assert or enforce any right, title or interest in, to or under the Assets, and to defend or compromise any and all actions, suits, or proceedings in respect of the Assets.  NETtime Solutions shall be entitled to retain for its own account any amounts collected pursuant to the foregoing powers, including any amounts payable as interest in respect thereof.

10.7         Governing Law.  This Agreement shall be governed by and construed in accordance with the Laws of the State of Arizona (without regard to its conflicts of law doctrines).

10.8         Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument and shall become a binding Agreement when one or more of the counterparts have been signed by each of the parties and delivered to the other party.

10.9         Headings.  The article and section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

10.10       Entire Agreement.  This Agreement, including the exhibits, schedules and other documents and instruments referred to herein, embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein.  This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

10.11       Severability.  If any one or more provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

10.12       Schedules and Exhibits.  All schedules and exhibits attached hereto are hereby incorporated in and made a part as if set forth in full herein.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

NETTIME SOLUTIONS, INC., a Nevada corporation

By:
Name:
Its:

NETTIME SOLUTIONS, INC.,
an Arizona limited liability company

By:
Name:
Its:

SCHEDULE 1.1

EXCLUDED ASSETS

Cash on hand in the amount of $40,000

SCHEDULE 1.5

EXCLUDED LIABILITIES

Liabilities relating to the Sellers or the Assets arising after the Closing and to contract breaches arising prior to the Closing.

SCHEDULE 1.6

PURCHASE PRICE ALLOCATION

SCHEDULE 3.4

INTANGIBLE PROPERTY

SCHEDULE 3.5

ENCUMBRANCES

EXHIBIT A

FORM OF DIRECTOR AND OFFICER RELEASE